Exhibit 10.5

AGREEMENT

This agreement (this “Agreement”) confirms the engagement of Verdi Consulting Inc., a Rhode Island corporation with a mailing address of c/o 100 Pheasant Drive, East Greenwich, RI 02818 (“VCI”), by Markland Technologies Inc., a Florida corporation with a business address of 88 Royal Little Drive, Providence, RI 02904 (the “Company”), to act as: (i) the Company’s exclusive agent to arrange and negotiate the redemption of the Company’s Series D Convertible Preferred Stock in exchange for newly issued Series E Preferred Stock (the “EXCHANGE TRANSACTION”) with James LLC and affiliates.

Services to be rendered by VCI include:

(a) assisting the Company in analyzing its equity structure;

(b) assisting the Company in preparation of basic terms and conditions for the EXCHANGE TRANSACTION; and

(c) advising the Company as to strategy and tactics for negotiations related to such EXCHANGE TRANSACTION.

1. RETENTION. Subject to the terms and conditions of this Agreement, the Company hereby engages VCI to act on behalf of the Company as its exclusive agent during the Authorization Period (as defined in Section 2 below) to arrange for the EXCHANGE TRANSACTION and VCI hereby accepts such engagement on the terms and conditions hereof. During the Authorization Period, except for VCI, the Company will not retain or consult with any person or entity to provide such services to the Company or any of its subsidiaries or affiliates.

2. AUTHORIZATION PERIOD. VCI’s engagement under this Agreement shall become effective on the date of this Agreement and, unless extended by the Company and VCI in writing, shall expire upon the earlier of (i) the closing of the EXCHANGE TRANSACTION and (ii) one hundred eighty (180) days after the date of this Agreement, or terminated earlier as provided for herein (the “Authorization Period”). VCI shall be entitled to terminate its engagement hereunder at any time upon ten (10) days prior written notice to the Company. The Company agrees that neither it,its controlling equity holders, nor its management will initiate any discussions regarding an EXCHANGE TRANSACTION with James LLC or any of its affiliates during the term of this Agreement, except through VCI. In the event the Company or the Company’s management receive any inquiry regarding the EXCHANGE TRANSACTION after the date of this Agreement, VCI will be promptly informed of such inquiry so that VCI can evaluate it as it may impact any resulting negotiations.

3. COMPENSATION FOR SERVICES. Upon the closing of the EXCHANGE TRANSACTION, the Company shall pay VCI the compensation set forth below:

(a) STOCK FEE. The Company shall pay VCI a stock fee of 500,000 fully paid shares (the “Technest Shares”) of common stock of Technest Holdings Inc., a Nevada corporation (“Technest”).

4. PIGGYBACK REGISTRATION RIGHTS. The Company represents and warrants that the Technest Shares shall have piggyback registration rights and shall be included in the next registration statement filed by Technest with the Securities and Exchange Commission after the date hereof. The Company shall have Technest promptly do, make, execute or deliver, or cause to be done, made, executed or delivered, all further acts, documents and things as the may reasonably be required from time to time for the purpose of giving effect to this Section.

5. SALES RESTRICTIONS.

(a) Subject to Section 5(b) hereof, for a period commencing on the date of the closing of the EXCHANGE TRANSACTION and ending on the earlier of (i) twenty-four (24) months following the date of such closing and (ii) the date on which the Investors and/or their Affiliates have sold at least 67% of the Technest Conversion Shares underlying the shares of Series E Preferred Stock issued under the Redemption Agreement (determined on an as-converted basis) either in transactions registered under the Securities Act of 1933, as amended (the “Securities Act”), or pursuant to Rule 144 under the Securities Act (such period, the “Restriction Period”), VCI agrees that it will not sell, assign, hypothecate or otherwise transfer: (a) any shares of Technest Common Stock, (b) any securities convertible into or exercisable or exchangeable for Technest Common Stock or (c) any options, warrants or rights carrying any rights to purchase Technest Common Stock, in each case without the prior written consent of a Majority Interest. Capitalized terms used in this Section 5 shall have the meanings ascribed to such terms in that certain Redemption and Securities Purchase Agreement, dated as of the date hereof, between the Company and the investors named therein (the “Redemption Agreement”).

(b) Notwithstanding the foregoing, the restrictions imposed in Section 5(a) shall be inapplicable with respect to transfers of shares of Technest Common Stock into the open market in sales registered under the Securities Act or sales pursuant to Rule 144 under the Securities Act, which sales shall not exceed 1% of Technest’s outstanding shares of common stock during any 90 day period; provided that subject to Section 5(c) immediately below, any sales made pursuant this Section 5(b) shall be limited to 2,500 shares per day (based upon 20 trading days per month) (as appropriately adjusted for any stock split, combination, reorganization, recapitalization, reclassification, stock distribution, stock dividend or similar event).

(c) VCI agrees that it will not sell more than 10% of the Technest Shares into the open market in sales registered under the Securities Act or sales pursuant to Rule 144 under the Securities Act during any calendar month; provided, however, that (A) if at any time during such calendar month, the average closing price of shares of Technest Common Stock over a period of five (5) consecutive trading days is equal to or greater than $10.00 (as appropriately adjusted for any stock split, combination, reorganization, recapitalization, reclassification, stock distribution, stock dividend or similar event), such limits shall be increased to 25% of the Technest Shares for such month and (B) if at any time during such calendar month, the average closing price of shares of Technest Common Stock over a period of five (5) consecutive trading days is equal to or less than $4.65 (as appropriately adjusted for any stock split, combination, reorganization, recapitalization, reclassification, stock distribution, stock dividend or similar event), such limits shall be decreased to 5% of the Technest Shares for such month. VCI shall provide that any transferees of shares of Technest Common Stock that received such shares in private transactions shall be bound by the same restrictions based on the number of shares of Technest Common Stock such transferees receive in their respective transactions.

6. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE COMPANY. The Company represents, warrants, and covenants to VCI as follows:

(a) Neither the Company nor any person acting on its behalf has taken, and the Company shall not and shall not permit its affiliates to take, directly or indirectly, any action so as to cause any of the transactions contemplated by this Agreement to not be exempt from registration or qualification under all applicable securities laws or which constitutes general advertising or general solicitation (as those terms are used in Regulation D under the Securities Act) with respect to the Technest Shares.

(b) The Company shall take and shall cause its affiliates to take such actions as may be required to comply with this Agreement in all respects.

(c) The Company will furnish, or cause to be furnished, to VCI such information as VCI believes necessary or appropriate to its engagement hereunder (all such information, the "INFORMATION"), and the Company represents that all such Information will be accurate and complete in all material respects. The Company will promptly notify VCI of any change that may be material to such information. It is understood that VCI will be entitled to rely on and use the Information and other information that is publicly available without independent verification, and will not be responsible in any respect for the accuracy, completeness or reasonableness of all such information or to conduct any independent verification.

(d) The person executing the Agreement on behalf of the Company has been duly authorized to do so, and that this Agreement represents a valid and binding obligation of Company.

7. REPRESENTATIONS, WARRANTIES AND COVENANTS OF VCI. VCI represents, warrants, and covenants to the Company as follows:

(a) The person executing the Agreement on behalf of the Company has been duly authorized to do so, and that this Agreement represents a valid and binding obligation of Company.

(b) VCI is acquiring shares the Technest Shares for investment and not for, with a view to or in connection with the distribution thereof. The above sentence, however, shall not to limit VCI’s right to sell the Technest Shares pursuant to applicable state and federal securities laws.

(c) VCI understands that the Technest Shares have not been registered under the Securities Act, or any state securities law, by reason of their issuance in a transaction exempt from the registration requirements of the Securities Act and such laws, and that such shares must be held indefinitely unless they are subsequently registered under the Securities Act and such laws or a subsequent disposition thereof is exempt from registration.  The certificates for the Technest Shares shall bear a legend to that effect as well as any other legends required by applicable law, and VCI covenants that it shall not transfer Technest Shares represented by any such certificate without complying with the restrictions on transfer described in the legends endorsed on such certificate.

(d) VCI understands that the exemption from registration afforded by Rule 144 promulgated under the Securities Act depends upon the satisfaction of various conditions and that, if applicable, Rule 144 affords the basis for sales only in limited amounts.

(e) VCI: (a) has sufficient knowledge and experience in business and financial matters and with respect to investment in restricted securities so as to enable it to analyze and evaluate the merits and risks of the investment contemplated hereby; (b) is able to bear the economic risk of such investment; and (c) is an “accredited investor” as defined in Rule 501(a) of Regulation D under the Securities Act.  VCI is aware of Technest’s business affairs and condition and has acquired sufficient information about Technest to reach an informed and knowledgeable decision to acquire the Technest Shares.

(f) VCI agrees that all nonpublic information regarding the Company obtained by it in connection with its engagement under this Agreement will be held by VCI in strict confidence and will be used by VCI solely for the purpose of performing its obligations under this Agreement.

8. INDEMNIFICATION. In connection with the engagement pursuant to this Agreement, the Company agrees to indemnify and hold harmless VCI and its affiliates, the respective directors, officers, partners, agents, employees and attorneys (each, an “Indemnified Person”) from and against, and the Company agrees that no Indemnified Person shall have any liability to the Company or its owners, parents, affiliates, security holders or creditors for, any losses, claims, damages or liabilities (including actions or proceedings in respect thereof) (collectively “Losses”) (A) related to or arising out of (i) VCI’s actions or failures to act or (ii) actions or failures to act by an Indemnified Person with VCI’s consent or in reliance on our actions or failures to act, or (B) otherwise related to or arising out of the engagement; except that the Company shall not be responsible for any Losses of any Indemnified Person (and any Indemnified Person shall not be relieved of any liability to the Company or its owners, parents, affiliates, security holders or creditors for any of their Losses) to the extent such Losses have been finally judicially determined to have resulted from an Indemnified Person’s bad faith, gross negligence or willful misconduct.

9. NOTICES. All notices, demands, consents, requests, instructions and other communications to be given or delivered or permitted under or by reason of the provisions of this Agreement or in connection with the transactions contemplated hereby shall be in writing and shall be deemed to be delivered and received by the intended recipient as follows: (a) if personally delivered, on the business day of such delivery (as evidenced by the receipt of the personal delivery service), (b) if mailed certified or registered mail return receipt requested, four (4) business days after being mailed, (c) if delivered by overnight courier (with all charges having been prepaid), on the business day of such delivery (as evidenced by the receipt of the overnight courier service of recognized standing), or (d) if delivered by facsimile transmission, on the business day of such delivery if sent by 6:00 p.m. in the time zone of the recipient, or if sent after that time, on the next succeeding business day (as evidenced by the printed confirmation of delivery generated by the sending party's facsimile machine). If any notice, demand, consent, request, instruction or other communication cannot be delivered because of a changed address of which no notice was given (in accordance with this section, or the refusal to accept same, the notice, demand, consent, request, instruction or other communication shall be deemed received on the second business day the notice is sent (as evidenced by a sworn affidavit of the sender). All such notices, demands, consents, requests, instructions and other communications will be sent to the following addresses or facsimile numbers as applicable:

If to the Company, to:

Markland Technologies Inc.
88 Royal Little Drive
Providence, RI 02904
Facsimile No:
Attn.: Robert Tarini

If to VCI:

Mr. Chad Verdi, President of Verdi Consultant Services, Inc.
100 Pheasant Drive
East Greenwich, RI 02818

10. INDEPENDENT CONTRACTOR. VCI shall be an independent contractor in providing its agent services hereunder. Nothing contained in this Agreement shall be deemed or construed to create a partnership or joint venture, to create the relationships of principal/agent, employer/employee, or otherwise create any fiduciary duty or any liability whatsoever of either party with respect to the indebtedness, liabilities, obligations or actions of the other party or any of their employees or agents, or any other person or entity, VCI shall not have any right to legally bind or otherwise obligate the Company in any manner whatsoever.

11. MISCELLANEOUS.

(a) ATTORNEYS’ FEES. If any party to this Agreement brings an action directly or indirectly based upon this Agreement or the matters contemplated hereby against another party, the prevailing party shall be entitled to recover, in addition to any other appropriate amounts, its reasonable costs and expenses in connection with such proceeding, including, but not limited to, reasonable attorneys' fees and expenses and court costs.

(b) AMENDMENT. This Agreement may not be modified, amended, altered or supplemented, except by a written agreement executed by each of the parties hereto.
(c) ENTIRE AGREEMENT. This Agreement contains the entire understanding and agreement of the parties relating to the subject matter hereof and supersedes all prior and/or contemporaneous understandings and agreements of any kind and nature (whether written or oral) among the parties with respect to such subject matter, all of which are merged herein.

(d) WAIVER. Any waiver by a party hereto of any breach of or failure to comply with any provision or condition of this Agreement by any other party hereto shall not be construed as, or constitute, a continuing waiver of such provision or condition, or a waiver of any other breach of, or failure to comply with, any other provision or condition of this Agreement, any such waiver to be limited to the specific matter and instance for which it is given. No waiver of any such breach or failure or of any provision or condition of this Agreement shall be effective unless in a written instrument signed by the party granting the waiver and delivered to the other party hereto in the manner provided for in the Notice section hereof. No failure or delay by any party to enforce or exercise its rights hereunder shall be deemed a waiver hereof, nor shall any single or partial exercise of any such right or any abandonment or discontinuance of steps to enforce such rights, preclude any other or further exercise thereof or the exercise of any other right.

(e) GOVERNING LAW; JURISDICTION. This Agreement shall be governed by and construed in accordance with the laws of the State of Rhode Island applicable to agreements made and to be performed in that state, without regard to any of its principles of conflicts of laws or other laws that would result in the application of the laws of another jurisdiction. The parties shall make reasonable efforts to resolve any dispute concerning this Agreement, its construction or its alleged breach by face-to-face negotiations. Each of the parties unconditionally and irrevocably consents to the exclusive jurisdiction of the courts of the State of Rhode Island to any suit, action or proceeding arising out of or relating to this Agreement, and each of the parties hereby unconditionally and irrevocably waives any objection to venue in any such court or to assert that any such court is an inconvenient forum, and agrees that service of any summons, complaint, notice or other process relating to such suit, action or other proceeding may be effected in the manner provided in the Notice section hereof. Each of the parties hereby unconditionally and irrevocably waives the right to a trial by jury in any such action, suit or other proceeding.

(f) BINDING EFFECT, NO ASSIGNMENT. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither this Agreement nor any right, interest or obligation hereunder may be assigned by the Company without the prior written consent of VCI, and any attempt to do so shall be void and of no force and effect.

(g) COUNTERPARTS. This Agreement may be executed in two (2) or more counterparts (including by facsimile signature, which shall constitute a legal and valid signature), and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original, and all of which, when taken together, shall constitute one and the same document. This Agreement shall become effective when one or more counterparts, taken together, shall have been executed and delivered by all of the parties.

[SIGNATURE PAGES FOLLOW]

ACCEPTED AND AGREED TO
this ____ day of March 2006

Markland Technologies, Inc.

By: /s/ Robert Tarini
Name: Robert Tarini
Title: CEO

Verdi Consulting Inc.

By: /s/ Chad Verdi
Name: Chad Verdi
Title: President